Exhibit 21.1

Subsidiaries of The Coca-Cola Company As of December 31, 2020
Organized Under Laws of:
The Coca-Cola Company	Delaware
Subsidiaries:
ACCBC Holding Company LLC	Georgia
Atlantic Industries	Cayman Islands
Barlan, Inc.	Delaware
Beverage Brands S.R.L.	Peru
Beverage Financial Centre Unlimited Company	Ireland
Beverage Services Limited	United Kingdom
C.H.I. Limited	Nigeria
Caribbean Refrescos, Inc.	Delaware
CCHBC Grouping, Inc.	Delaware
Coca-Cola (China) Investment Limited	China
Coca-Cola (Japan) Company, Limited	Japan
Coca-Cola Africa (Pty) Limited	South Africa
Coca-Cola Beverages (Shanghai) Company Limited	China
Coca-Cola Beverages Africa Proprietary Limited	South Africa
Coca-Cola Beverages Asia Holdings SARL	Luxembourg
Coca-Cola Beverages Philippines, Inc.	Philippines
Coca-Cola Beverages Vietnam Ltd.	Vietnam
Coca-Cola de Chile S.A.	Chile
Coca-Cola Holdings (Asia) Limited	Hong Kong
Coca-Cola Holdings (Overseas) Limited	Delaware
Coca-Cola Holdings (United Kingdom) Limited	United Kingdom
Coca-Cola Holdings Africa Limited	United Kingdom
Coca-Cola India Private Limited	India
Coca-Cola Indochina Pte Ltd	Singapore
Coca-Cola Industrias Limitada — Brazil	Brazil
Coca-Cola Industrias, Sociedad de Responsabilidad Limitada	Costa Rica
Coca-Cola Korea Company, Limited	Korea, Republic of
Coca-Cola Ltd.	Canada
Coca-Cola Midi S.A.S.	France
Coca-Cola Oasis LLC	Delaware
Coca-Cola Overseas Parent Limited	Delaware
Coca-Cola Refreshments USA, LLC	Delaware
Coca-Cola South Asia (India) Holdings Limited	Hong Kong
Coca-Cola South Asia Holdings, Inc.	Delaware
Coca-Cola South Pacific Pty Limited	Australia
Conco Ltd.	Cayman Islands
Corporacion Inca Kola Peru S.R.L.	Peru
Costa Limited	United Kingdom
Dulux CBAI 2003 B.V.	Netherlands
Energy Brands Inc.	New York
European Refreshments	Ireland

Subsidiaries of The Coca-Cola Company As of December 31, 2020
continued from page 1
Organized Under Laws of:
fairlife, LLC	Delaware
Fresh Trading Limited	United Kingdom
Hindustan Coca-Cola Beverages Private Limited	India
Hindustan Coca-Cola Holdings Private Limited	India
Hindustan Coca-Cola Overseas Holdings Pte. Limited	Singapore
Pacific Refreshments Pte. Ltd.	Singapore
Recofarma Industria do Amazonas Ltda.	Brazil
Red Life Reinsurance Limited	Bermuda
Red Re Captive Insurance Company, Inc.	Georgia
Refreshment Product Services, Inc.	Delaware
S.A. Coca-Cola Services N.V.	Belgium
Servicios Integrados de Administracion y Alta Gerencia, S. de R.L. de C.V.	Mexico
The Coca-Cola Export Corporation	Delaware
The Coca-Cola Trading Company LLC	Delaware
The Inmex Corporation	Florida
Varoise de Concentres S.A.S.	France

Pursuant to Item 601(b)(21) of Regulation S–K, we have omitted some subsidiaries that, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of December 31, 2020 under Rule 1–02(w) of Regulation S–X.